Exhibit 99.5
GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
Unaudited Pro Forma Condensed Consolidating Financial Statements
(amounts in thousands)
On December 18, 2010, Global Defense Technology & Systems, Inc. (“GTEC” or “the Company”) acquired 100% of the outstanding membership interests in Signature Government Solutions, LLC (“SGS”) for $53,201, which includes a $701 working capital adjustment. The acquisition was funded with GTEC’s senior revolving credit facility. Out of the purchase price due at closing, $5,250 was placed into escrow to be used if necessary to satisfy certain indemnification obligations of the seller.
On October 1, 2010, GTEC acquired 100% of the outstanding stock of Zytel Corporation (“Zytel”) for $27,447, which includes a $647 working capital adjustment. The acquisition was funded with $8,558 of cash on-hand and $18,889 from GTEC’s senior revolving credit facility. Out of the purchase price due at closing, $4,530 was placed into escrow to be used if necessary to satisfy certain indemnification obligations of the selling stockholder.
The acquisitions have been accounted for as business combinations under FASB ASC 805, and the purchase prices were allocated to SGS’ and Zytel’s assets and liabilities based on their fair values at the date of each acquisition, with the excess allocated to goodwill.
The unaudited pro forma condensed consolidating balance sheet presents the financial position of the Company as if the acquisitions of SGS and Zytel occurred on September 30, 2010. The unaudited pro forma condensed consolidating statements of operations for the nine months ended September 30, 2010 and year ended December 31, 2009 have been prepared as if the acquisitions occurred on January 1, 2009.
The unaudited pro forma condensed consolidating financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of the operations or financial position of the Company.
This information should be read in conjunction with the previously filed Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2010, the previously filed historical condensed financial statements and accompanying notes of the Company contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 and the historical financial statements and accompanying notes of SGS included in this report on Form 8-K/A.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET
SEPTEMBER 30, 2010
(amounts in thousands, except share and per share data)

				SGS		Zytel		Pro Forma
	GTEC	SGS	Zytel	Adjustments		Adjustments		Combined
Assets
Current assets
Cash and cash equivalents	$8,558	$579	$1,441	$(579)	A	$(9,999)	A	$—
Accounts receivable, net	49,798	6,557	2,675	—		—		59,030
Employee notes receivable	—	135	—	—		—		135
Due from affiliates	381	2,677	—	—		—		3,058
Prepaid expenses and other current assets	1,454	31	23	—		—		1,508
Deferred tax assets	651	—	3	—		—		654
Income taxes receivable	1,082	—	156	—		—		1,238

Total current assets	61,924	9,979	4,298	(579)		(9,999)		65,623
Property and equipment, net	3,560	88	—	—		—		3,648
Intangible assets, net	18,418	—	—	9,150	B	4,550	C	32,118
Goodwill	24,373	—	—	35,802	D	22,106	E	82,281
Deferred tax assets	5,965	—	—	—		—		5,965
Indemnification asset	—	—	—	—		1,686	F	1,686
Other assets	412	19	—	—		—		431

Total assets	$114,652	$10,086	$4,298	$44,373		$18,343		$191,752

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,576	$98	$—	$—		$—		$14,674
Accrued expenses	7,964	1,739	1,687	362	G	464	G	12,216
Liability for uncertain tax positions	—	—	1,100	—		586	F	1,686
Advance payments on contracts	336	—	—	—		—		336

Total current liabilities	22,876	1,837	2,787	362		1,050		28,912
Deferred rent	305	—	—	—		—		305
Deferred tax liabilities	—	—	—	—		1,820	H	1,820
Bank loans, net of current	—	—	—	52,622	I	17,448	I	70,070

Total liabilities	23,181	1,837	2,787	52,984		20,318		101,107

Stockholders’ Equity
Common stock, par value $0.01 per share, 90,000,000 shares authorized and 9,089,666 shares issued and outstanding	91	—	—	—		—
								91
Additional paid-in capital	89,127	—	—	—		—		89,127
Member’s equity	—	8,249	—	(8,249)	J	—		—
Retained earnings (accumulated deficit)	2,253	—	1,511	(362)	J	(1,975)	J	1,427

Total stockholders’ equity	91,471	8,249	1,511	(8,611)		(1,975)		90,645

Total liabilities and stockholders’ equity	$114,652	$10,086	$4,298	$44,373		$18,343		$191,752

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
Notes to Unaudited Pro Forma Condensed Consolidating Financial Statements
(amounts in thousands)
A	This adjustment reflects the assumed cash paid by the Company representing the purchase price of the acquisition from cash on hand. The total Zytel purchase price of $27,447 includes a $26,800 initial purchase price and a $647 working capital adjustment, collectively paid to the Zytel shareholder. The total SGS purchase price of $53,201 includes a $52,500 initial purchase price and a $701 working capital adjustment, collectively paid to the owner of SGS.

B	For the SGS acquisition, customer relationships consisted of acquired contracts that have had a history of renewal upon recompete and were valued based upon the estimated future cash flows after the contract’s future recompete date. A fifteen year useful life was estimated based upon an analysis of renewal history for each contract. Contract backlog was valued and a one year useful life was estimated based on signed agreements representing expected future revenue. The fair values were estimated using Level 3 assumptions.

This adjustment reflects the identified intangible assets valuation for SGS as follows:

Acquired Intangible Assets	Estimated Useful Life	Estimated Fair Value
Customer relationships	15 years	$8,700
Contract backlog	1 year	450

		$9,150

C	For the Zytel acquisition, customer relationships consisted of acquired contracts that have had a history of renewal upon recompete and were valued based upon the estimated future cash flows after the contract’s future recompete date. A fifteen year useful life was estimated based upon an analysis of renewal history for each contract. Contract backlog was valued and a one year useful life was estimated based on signed agreements representing expected future revenue. A trade name for Zytel was valued based on the equivalent costs associated with developing it or paying royalties for its use and was estimated to have a one year life. The fair values were estimated using Level 3 assumptions.

This adjustment reflects the identified intangible assets valuation for Zytel as follows:

Acquired Intangible Assets	Estimated Useful Life	Estimated Fair Value
Customer relationships	15 years	$4,300
Contract backlog	1 year	200
Trade name	1 year	50

		$4,550

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
Notes to Unaudited Pro Forma Condensed Consolidating Financial Statements
(amounts in thousands)
D	This adjustment reflects the recognition of goodwill as a result of the SGS acquisition. The goodwill adjustment is detailed below and is calculated as the excess of purchase price over the estimated fair value of the net assets acquired. Goodwill will not be amortized but will be subject to annual impairment tests.

Amounts
Purchase price	$53,201
Less:
Net assets acquired	8,249
Identified intangible assets	9,150

Goodwill	$35,802
E	This adjustment reflects the recognition of goodwill as a result of the Zytel acquisition. The goodwill adjustment is detailed below and is calculated as the excess of purchase price over the estimated fair value of the net assets acquired. Goodwill will not be amortized but will be subject to annual impairment tests.

Amounts
Purchase price	$27,447
Less:
Net assets acquired	2,611
Identified intangible assets	4,550
Deferred tax liabilities	(1,820)

Goodwill	$22,106
F	This adjustment relates to a tax indemnification from the Zytel seller for IRS related issues for the prior years. The Company is indemnified up to $1,850 and has recorded an asset equal to the uncertain tax position. At September 30, 2010, this balance totaled $1,686 and includes interest and penalties through the date of acquisition. The Company will record interest expense in Other Expense that will be equally offset by an increase in the indemnification asset that will be recorded in Other Income. The indemnification asset is backed by cash held in escrow.

G	This adjustment reflects the transaction costs incurred by GTEC in connection with the respective acquisition. The adjustment was recorded to Accrued expenses and Retained earnings.

H	This adjustment reflects the increase in deferred tax liabilities recognized upon consummation of the respective acquisition arising from the allocation of the purchase price to identifiable intangible assets.

I	This adjustment reflects the assumed loan borrowings in conjunction with the respective acquisition.

J	This adjustment reflects the elimination of retained earnings and Member’s equity prior to the respective acquisition and the recognition of transaction costs as mentioned above.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010
(amounts in thousands, except share and per share data)

				SGS		Zytel		Pro Forma
	GTEC	SGS	Zytel	Adjustments		Adjustments		Combined
Revenue	$150,494	$26,946	$13,414	$—		$—		$190,854

Operating costs and expenses
Cost of revenue	123,945	18,275	10,183	—		(531)	K	151,872
Selling, general and administrative expenses	15,973	5,985	2,348	—		(469)	K	23,837
Amortization of intangible assets	2,850	—	—	435	L	215	L	3,500

Total operating costs and expenses	142,768	24,260	12,531	435		(785)		179,209

Operating income	7,726	2,686	883	(435)		785		11,645
Other income (expense)
Interest income	11	—	—	—		—		11
Interest expense	(101)	—	(38)	(1,381)	M	(458)	M	(1,978)
Other income (expense)	—	(9)	11	—		—		2

Income before income taxes	7,636	2,677	856	(1,816)		327		9,680
Provision for income taxes	(2,466)	—	(399)	(344)	N	(131)	N	(3,340)

Net income	$5,170	$2,677	$457	$(2,161)		$196		$6,340

Earnings per share
Basic	$0.57							$0.70
Diluted	$0.56							$0.69

Weighted average common shares outstanding
Basic	9,037,087							9,037,087
Diluted	9,157,737							9,157,737

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
Notes to Unaudited Pro Forma Condensed Consolidating Financial Statements
(amounts in thousands)
K	These adjustments relate to transaction bonuses paid by the Zytel seller prior to closing.

L	This adjustment reflects the amortization of identified acquired intangible assets with finite useful lives based on the estimated fair value.

M	This adjustment reflects the interest expense for the funds borrowed for the acquisition of Zytel and SGS at the effective interest rate at the date of the SGS transaction of 3.5%.

N	This adjustment reflects the tax benefits of the adjustments mentioned above and the assumed tax expense on the taxable income generated by SGS at the Company’s statutory tax rate of 40%.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009
(amounts in thousands, except share and per share data)

				SGS		Zytel		Pro Forma
	GTEC	SGS	Zytel	Adjustments		Adjustments		Combined
Revenue	$212,845	$32,423	$15,236	$—		$—		$260,504

Operating costs and expenses
Cost of revenue	175,231	21,278	10,544	—		—		207,053
Selling, general and administrative expenses	24,861	7,419	2,361	—		—		34,641
Amortization of intangible assets	8,356	—	—	1,030	O	537	O	9,923

Total operating costs and expenses	208,448	28,697	12,905	1,030		537		251,617

Operating income	4,397	3,726	2,331	(1,030)		(537)		8,887
Other income (expense)
Interest income	7	—	3	—		—		10
Interest expense	(1,849)	—	(143)	(1,842)	P	(611)	P	(4,444)
Other income (expense)	—	(30)	4	—		—		(26)

Income before income taxes	2,555	3,696	2,195	(2,872)		(1,147)		4,427
Provision for income taxes	(1,286)	—	(894)	(330)	Q	459	Q	(2,051)

Net income	$1,269	$3,696	$1,301	$(3,201)		$(688)		$2,376

Earnings per share
Basic	$0.20							$0.37
Diluted	$0.20							$0.37

Weighted average common shares outstanding
Basic	6,341,079							6,341,079
Diluted	6,440,301							6,440,301

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
Notes to Unaudited Pro Forma Condensed Consolidating Financial Statements
(amounts in thousands)
O	This adjustment reflects the amortization of identified acquired intangible assets with finite useful lives based on the estimated fair value.

P	This adjustment reflects the interest expense for the funds borrowed for the acquisition of Zytel and SGS at the interest rate at the date of the SGS transaction of 3.5%.

Q	This adjustment reflects the tax benefits of the adjustments mentioned above, and the assumed tax expense on the taxable income generated by SGS at the Company’s statutory tax rate of 40%.